Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2 TO THE

CREDIT AGREEMENT

Dated as of October 9, 2014

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among YAHOO! INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders that are parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of October 19, 2012, as amended by Amendment No. 1 dated as of October 10, 2013 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) The definition of “Base Rate” in Section 1.01 is hereby amended by replacing the phrase “British Bankers Association Interest Settlement Rate” with the phrase “ICE Benchmark Settlement Rate”.

(b) The definition of “EBITDA” in Section 1.01 is hereby amended by deleting from clause (f) the phrase “$100,000,000 for the four fiscal quarter period ended September 20, 2012 and not to exceed an additional $100,000,000 in any period of four consecutive fiscal quarters commencing after September 30, 2012” and substituting therefor the phrase “an amount not to exceed $100,000,000 in any period of four consecutive fiscal quarters”.

(c) The definition of “Eurodollar Rate” in Section 1.01 is hereby amended by deleting the following:

or, if for any reason such rate is not available, the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank’s Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period

(d) The definition of “Termination Date” in Section 1.01 is amended by deleting the date “October 9, 2014” and substituting therefor the date “October 8, 2015”.

(e) The following definitions are added to Section 1.01 in appropriate alphabetical order:

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act, as amended.

“Sanctions” means any applicable international economic sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the European Union.

“Sanctioned Country” means, at any time, a country which is subject to comprehensive economic sanctions by the United States that broadly restrict trade and investment with that country (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained and published by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

(f) Section 4.01 is amended by adding a new subsection (j) to the end thereof, to read as follows:

(j) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, and, to the knowledge of a responsible officer of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any its Subsidiary or (b) to the knowledge of a responsible officer of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(g) Section 5.01(a) is amended by adding to the end thereof the following:

; and maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(h) Section 5.02(e)(vii) is amended by adding to the end of clause (B) thereof the following: “or any successor or successors to the global treasury operations of the Borrower and its Subsidiaries”.

(i) Section 5.02 is amended by adding a new subsection (f) to the end thereof, to read as follows:

(f) Use of Proceeds. No Borrowing or use of proceeds of any Borrowing under this Agreement will directly, or to the knowledge of a responsible officer of the Borrower, indirectly (x) be made available to any Person for the purpose of financing or facilitating any activity in any Sanctioned Country, or any activity with any Person currently subject to any Sanction, in each case, in violation of the applicable Sanctions, or (y) be used for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws, in any material respect.

SECTION 2. Waiver. By execution below, the Borrower, the Agent and the Required Lenders hereby waive (a) the requirement of Section 2.20(a) of the Credit Agreement that notice of request to extend the Termination Date be delivered by the Borrower not later than 30 days prior to the Termination Date, (b) the requirement of Section 2.20(b) of the Credit Agreement that the Notice Date be not later than 20 days prior to the Extension Date and (c) the requirement of Section 2.20(c) of the Credit Agreement that the Agent shall notify the Borrower of each Lender’s response to extension request not later than 15 days prior to the Extension Date.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the “Effective Date”) when, and only when, (a) the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders, (b) the Borrower shall have paid to the Agent, for the benefit of the Lenders, all reasonable and documented fees then due and payable (including the reasonable and documented accrued fees and out-of-pocket expenses of counsel to the Agent) and (c) and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified), in form and substance reasonably satisfactory to the Agent:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Borrower approving transactions of the type contemplated by this Amendment.

(b) A certificate signed by a duly authorized officer of the Borrower stating that:

(i) The representations and warranties contained in Section 4 are correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case such representations and warranties shall be made on and as of such earlier date); and

(ii) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Representations and Warranties of the Borrower The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement (as amended hereby) and the consummation of the transactions contemplated hereby and thereby are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower’s charter or by laws, (ii) law or (iii) any material contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment and performance by the Borrower of the Credit Agreement (as amended hereby), except to the extent that any such authorization, approval, action, notice or filing has been completed or is immaterial.

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement (as amended hereby) are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

(e) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect (other than as disclosed in the Borrower’s filings with the Securities and Exchange Commission, including on forms 10-K, 10-Q, 8-K, and DEF 14A filed prior to the Effective Date) or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement (as amended hereby) or the consummation of the transactions contemplated hereby and thereby.

(f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2013, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2014, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished or made available to each Lender, fairly present, in all material respects, subject, in the case of said balance sheet as at June 30, 2014, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2013, there has been no Material Adverse Change (other than as disclosed in the Borrower’s filings with the Securities and Exchange Commission, including on forms 10-K, 10-Q, 8-K, and DEF 14A filed prior to the Effective Date).

(g) the representations and warranties contained in Section 4.01(g), (h), (i) and (j) of the Credit Agreement, as amended hereby, are correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct).

SECTION 5. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and each of the Notes as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

YAHOO! INC.

By	/s/ Ken Goldman
Name:	Ken Goldman
Title:	CFO

Agreed as of the date first above written:

CITIBANK, N.A., as Agent and a Lender

By	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,

By	/s/ David Wagstaff
Name:	David Wagstaff
Title:	Managing Director

BANK OF AMERICA, N.A.,

By	/s/ Prayes Majmudar
Name:	Prayes Majmudar
Title:	Director

JPMORGAN CHASE BANK, N.A.,

By	/s/ Nicolas Gitron-Bear
Name:	Nicolas Gitron-Bear
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC,

By	/s/ Alex Daw
Name:	Alex Daw
Title:	Director

GOLDMAN SACHS BANK USA, as a Lender

By	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory